EXHIBIT 23.2

CONSENT OF KPMG LLP, INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The General Partner of
Essex Portfolio, L.P.:

The Board of Directors
Essex Property Trust, Inc.:

We consent to the use of (i) our report dated February 4, 2004, except note 19, as to which the date is February 27, 2004, with respect to the consolidated balance sheets of Essex Property Trust, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three year period ended December 31, 2003 and the related financial statement schedule, which report appears in the annual report on Form 10-K of Essex Property Trust, Inc. for the year ended December 31, 2003, incorporated herein by reference and (ii) our report dated February 4, 2004, except note 18, as to which the date is February 27, 2004, with respect to the consolidated balance sheets of Essex Portfolio, L.P. and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of operations, partners’ capital, and cash flows for each of the years in the three-year period ended December 31, 2003 and the related financial statement schedule, which report appears in the annual report on Form 10-K of Essex Portfolio, L.P. for the year ended December 31, 2003, incorporated herein by reference.

/s/ KPMG LLP
KPMG LLP

San Francisco, California
February 25, 2005